UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2007

Commission File Number: 333 - 134175

LEXINGTON ENERGY SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

207 West Hastings Street, Suite 1209, Vancouver, British Columbia, Canada V6B 1H7
(Address of principal executive offices)

604-899-4550
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On February 28, 2007 Lexcore Services Inc. (“Lexcore”), Lexington Energy Services Inc.’s wholly owned drilling subsidiary, entered into an agreement to provide drilling equipment and personnel to Japan Canada Oil Sands Limited (“JACOS”) for a drilling program in Alberta, Canada.

Lexcore agreed to use all reasonable efforts to commence operations for the drilling program on the first JACOS operated well by March 1, 2007. The parties have agreed that each well within the drilling program shall be drilled to a depth of approximately 400 meters, or to the Devonian formation, whichever is deeper, but Lexcore shall not be required to drill any well below a maximum depth of 500 meters. The drilling program is to cover area identified as 84-11 WA in Alberta, Canada and the first area well to be drilled is specified as 1-20-84-11 W4.

Item 7.01 Regulation FD Disclosure

On March 7, 2007, Lexington Energy Services Inc. issued a press release entitled “Lexington Energy Extends Drilling Season with Additional Contract.” The press release is attached as Exhibit 99.1 hereto.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

99.1	Press Release dated March 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2007		LEXINGTON ENERGY SERVICES INC.
(Registrant)

	By:	/s/ Larry Kristof
Director, President, Chief Executive Officer,
Chief Financial Officer